`U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2008

Tactical Air Defense Services, Inc.
(Exact name of registrant as specified in charter)

Nevada (State or jurisdiction of incorporation or organization)	333-79405 (Commission File Number)	88-0455809 (I.R.S. Employer Identification No.)

100 Crescent Court, 7th floor, Dallas, TX		75201
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 214-459-8272

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" or " Tactical Air Defense" refer to Tactical Air Defense Services, Inc., a Nevada corporation.

(a) Marcum & Kliegman LLP resigned as the Registrant's independent accountants

On April 16, 2008, Marcum & Kliegman LLP (“M&K”) resigned as the independent registered public accounting firm responsible for auditing the Company's financial statements. On April 15, 2008, the Company filed a Form 10-KSB, including the Company’s financial statements as of December 31, 2007 and 2006, and for the years then ended, as well as for the period from January 1, 2006 (commencement as a development company) to December 31, 2007. M&K did not audit the development stage period from January 1, 2006 to December 31, 2007 and M&K did not re-issue its audit opinion related to the December 31, 2006 financial statements. M&K did not review the Form 10-KSB prior to its filing.

On April 15, 2008, the Company appointed the firm Lawrence Scharfman & Co., CPA P.A., as the independent registered public accounting firm responsible for auditing the Company's financial statements.

M&K‘s report on the Company's financial statements for the two years ended December 31, 2006, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its report expressed substantial doubt about the Company’s ability to continue as a going concern. Additionally, in performing their audit for the years ended December 31, 2006 and 2005, M&K discovered conditions which they deemed to be a material weakness in the Company’s internal controls related to financial reporting. Specifically, M&K noted a lack of timeliness in financial statement reporting as well as deficiencies to disclosures in the notes to financial statement (2006 and 2005) and adjusting journal entries in accounting for derivative instruments (2005).

M&K’s resignation, which was effective as of April 16, 2008, was acknowledged by the Company's Board of Directors.

During the Company's two most recent fiscal years audited by M&K, ended December 31, 2006 and 2005 and until April 16, 2008, which preceded M&K ‘s resignation, the Company did not have any disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&K, would have caused it to make reference to the subject matter of the disagreements in connection with their report.

During the Company's two most recent fiscal years audited by M&K, ended December 31, 2006 and 2005 and until April 15, 2008, which preceded M&K’ resignation, other than as is set forth herein, M&K did not advise the Company of any of the following:

(A) That the internal controls necessary for the Company to develop reliable financial statements did not exist, except as disclosed above;

(B) That information had come to M&K's attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

(C) (1) That M&K needed to expand significantly the scope of its audit, or that information had come to M&K's attention that if further investigated may: (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that would have prevented it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements, and (2) due to M&K's resignation, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

(D) (1) That information has come to M&K's attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to M&K's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements, except as indicated above), and (2) the issue has not been resolved to M&K's satisfaction prior to its resignation.

(b) Engagement of Lawrence Scharfman & Co., CPA P.A

The Company has engaged Lawrence Scharfman & Co., CPA P.A. to serve as the independent registered public accounting firm responsible for auditing the Company's financial statements. The engagement, which is effective as of April 15, 2008, was approved by the Company's Board of Directors.

Neither the Company nor anyone on behalf of the Company consulted Lawrence Scharfman & Co., CPA P.A., during the three most recent fiscal years and any subsequent interim period prior to engaging Lawrence Scharfman & Co., CPA P.A., regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions of Item 304 of Regulation S-K) or reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

The Company provided M&K with a copy of the disclosures set forth in this Current Report on Form 8-K, and requested that M&K furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein. The letter received by the Company from M&K, is attached hereto as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

 Exhibit 16.1        Letter of Marcum & Kliegman LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2008
Tactical Air Defense Services, Inc
	By:	/s/ Mark Daniels
Name: Mark Daniels
Title: President